Exhibit 32.1
SECTION 1350 CERTIFICATIONS
I, Simeon M. Kohl, Chief Executive Officer of Performant Financial Corporation (the “Company”), certify, for the purposes of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) the Annual Report of the Company on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2024

/s/ Simeon M. Kohl
Simeon M. Kohl Chief Executive Officer